EXHIBIT 99

FOR IMMEDIATE RELEASE:

OCTOBER 21, 2004 PRESS RELEASE OF FIRST RELIANCE BANCSHARES, INC.

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[LOGO OF FIRST RELIANCE BANCSHARES, INC.]

Contact:	Jeffrey A. Paolucci

Senior Vice President and Chief Financial Officer
First Reliance Bank
2170 W. Palmetto St.
Florence, SC 29501
(843) 674-3250
jpaolucci@firstreliance.com

FOR IMMEDIATE RELEASE

First Reliance Reports Record Third Quarter

Net Income of $435,310 – Up 104%

October 20, 2004 (Florence, SC) - First Reliance Bancshares, Inc., (OTC Bulletin Board: FSRL) the holding company for First Reliance Bank reported net income for the quarter ended September 30, 2004 of $435,310, an increase of $221,406, or 104%, over the $213,904 reported for the quarter ended September 30, 2003. Earnings benefited from strong growth in both net interest income and noninterest income. Specifically, net interest income increased 30% to $2.1 million in the third quarter of 2004, while noninterest income grew 89% to $1.0 million. Diluted earnings per share were $0.16, an increase of $0.07, or 78% from the $0.09 reported in the prior-year period.

FOR IMMEDIATE RELEASE:

Net income for the nine months ended September 30, 2004 was $1.0 million, an increase of $264,002, or 36% from the level reported in the prior year nine-month period. As was the case with the quarterly results, the higher profitability was driven primarily by higher net interest income, which increased 40%, and noninterest income, which increased 35%. Diluted earnings per share were $0.38 compared to $0.35 for the prior-year period, an increase of $0.09 or 9%.

At September 30, 2004, total assets were $255.9 million, an increase of $94.8 million, or 59% over the $161.1 million reported for September 30, 2003. Loans increased $79.1 million or 61% to $209.0 million, funded primarily by growth in deposits. Deposits increased to $208.9 million, up 64% from $127.3 million for the prior-year period.

Rick Saunders, President and CEO commented, “This quarter we achieved record earnings, even as we continued to make significant investments in our franchise. Our outstanding growth is driven by strong loan demand in our markets, as small and mid-sized businesses are attracted to our combination of lending expertise and high-quality of service. This quarter, we began offering wholesale mortgage services and title insurance services which will diversify and augment revenue streams. Additionally this quarter, we commenced a private stock offering to strengthen our capital base and provide support for future growth initiatives. As of September 30, 2004, we had secured commitments totaling $6.5 million of which we have placed $3.4 million.

FOR IMMEDIATE RELEASE:

Jeff Paolucci, SVP and CFO commented “Our branch expansion strategy has required a significant investment in infrastructure. We believe this investment positions us well for future earnings improvements as well as enhanced franchise and shareholder value. During the second quarter of 2004, we entered the Columbia, South Carolina market with our third branch in Lexington, South Carolina. This location will serve as our regional office for our expansion throughout the Columbia-Midlands region. Further expansion into the Charleston, South Carolina market is anticipated by the first quarter of 2005.”

Based in Florence, South Carolina, First Reliance Bancshares, Inc., is a bank holding company with approximately $256 million in assets as of September 30, 2004. First Reliance Bank, which was opened in 1999, is the Company’s sole operating subsidiary. The Bank, which serves as one of the only locally owned and operated banks in the Florence area, maintains two branch offices and a Technology Center in Florence, South Carolina and on branch in Lexington, South Carolina. First Reliance Bank focuses heavily on personal customer service and offers a full range of financial services. Personal products include checking and savings accounts, money market accounts, CDs and IRAs, and personal mortgage loans, while business products include checking and savings accounts, commercial lending services, money market accounts, and a new deposit courier service. In September 2004, the Company began offering Wholesale Mortgage Services and Title Insurance Services. The Company also provides Internet banking, electronic bill paying services and an overdraft privilege to its customers. The Company’s stock is traded on the OTC Bulletin Board under the symbol “FSRL”. Information about the Company is available on our website at http://firstreliance.com.

FOR IMMEDIATE RELEASE:

This press release contains forward-looking statements about branch openings within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events.

Any or all of our forward-looking statements here or in other publications may turn out to be incorrect. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward looking- statements can be guaranteed. Our actual results may vary materially, and there are no guarantees about the performance of our stock.

We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future results or otherwise. You are advised, however, to consult any future disclosures we make on related subjects in our reports to the SEC.

Contact Jeffrey A. Paolucci, Senior Vice President and Chief Financial Officer, (843) 674-3250

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FOR IMMEDIATE RELEASE:

First Reliance Bancshares,Inc.

Consolidated Reports of Income

	Three Months Ended Sep 30,2004	Three Months Ended Sep 30,2003	Nine Months Ended Sep 30,2004	Nine Months Ended Sep 30,2003
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income
Loans and Fees	2,948,999	2,042,202	7,998,118	5,388,990
Taxable Securities	197,377	130,296	537,239	455,337
Nontaxable Securities	94,869	90,513	297,062	267,116
Nonmarketable Securities	9,582	5,347	26,310	11,390
Federal Funds Sold and Other	285	3,051	2,313	31,217
Total	3,251,112	2,271,409	8,861,042	6,154,050
Interest Expense
Deposits	999,588	559,156	2,379,843	1,611,185
FHLB Advances	121,241	70,429	360,924	170,012
Federal Funds Purchased and Repurchase Agreements	5,059	4,739	13,064	14,217
Total	1,125,888	634,324	2,753,831	1,795,414
Net Interest Income	2,125,224	1,637,085	6,107,211	4,358,636
Provision for loan losses	368,500	293,000	846,762	541,067
Net Interest Income after provision	1,756,724	1,344,085	5,260,449	3,817,569
Noninterest Income
Residential mortgage origination fees	164,385	209,568	407,008	649,973
Service charges on deposit accounts	337,912	242,675	895,291	692,457
Brokerage fees	21,561	5,346	103,728	24,632
Gain on sale of securities available for sale	1,105	2,990	3,808	2,990
Gain on sale of Other Real Estate	5,447		5,447
Credit life insurance commissions	16,879	12,906	66,723	44,823
Other charges, commissions and fees	440,783	48,358	630,357	149,847
Total	988,072	521,843	2,112,362	1,564,722
Noninterest Expense
Salaries and employee benefits	1,253,052	900,620	3,486,375	2,447,470
Occupancy expense	109,422	73,277	276,838	163,281
Furniture and equipment expense	145,146	100,339	446,168	240,370
Loss on sale of other real estate		7,223		9,502
Other operating expenses	612,568	495,054	1,736,941	1,504,802
Total	2,120,188	1,576,513	5,946,322	4,365,425
Income before tax	624,608	289,415	1,426,489	1,016,866
Income tax expense	189,298	75,511	424,808	279,187
Net Income	435,310	213,904	1,001,681	737,679
Basic earnings per share	0.17	0.09	0.40	0.36
Diluted earnings per share	0.16	0.09	0.38	0.35

FOR IMMEDIATE RELEASE:

	September 30 2004	December 31 2003	September 30 2003
	(Unaudited)	(Audited)	(Unaudited)
Assets:
Cash and Cash Equivalents
Cash and Due Froms	4,078,010	4,693,102	1,864,850
Federal funds sold	2,620,000	100,000
Total cash and cash equivalents	6,698,010	4,793,102	1,864,850
Investment securities
Securities available for sale	28,955,920	27,688,992	22,295,602
Nonmarketable equity securities	1,115,725	1,055,000	795,600
Other Investments			100,000
Total investment securities	30,071,645	28,743,992	23,191,202
Loans held for sale	1,742,151	971,627
Loans receivable	207,350,839	139,389,064	129,919,160
Less allowance for loan losses	(2,456,655)	(1,752,282)	(1,586,732)
Loans, net	204,894,184	137,636,782	128,332,428
Premises, furniture, and equipment, net	5,900,265	5,796,819	5,799,103
Accrued interest receivable	1,222,019	949,663	737,713
Other real estate owned	673,528	279,393	313,954
Other assets	4,781,271	1,192,505	909,745
Total Assets	255,983,073	180,363,883	161,148,995
Liabilities:
Deposits:
Noninterest bearing transaction accounts	25,657,889	19,084,520	18,086,576
Interest bearing transaction accounts	16,438,391	15,866,254	17,653,182
Savings	39,915,189	18,217,378	17,653,873
Time deposits $100,000 and over	84,332,588	54,364,004	44,474,235
Other time deposits	42,619,224	31,882,795	29,502,475
Total deposits	208,963,281	139,414,951	127,370,341
Securities sold under agreements to repurchase	2,929,998	2,363,570	2,457,908
Federal funds purchased	0	1,043,000	0
Advances from Federal Home Loan Bank	20,000,000	19,100,000	12,500,000
Accrued interest payable	606,431	442,233	429,880
Other liabilities	1,014,686	297,490	1,045,274
Total Liabilities	233,514,396	162,661,244	143,803,403
Shareholders’ Equity:
Common Stock	27,984	24,667	24,666
Capital Surplus	18,785,525	15,106,070	15,106,069
Retained Earnings	3,327,284	2,325,602	2,047,482
Accumulated other comprehensive income	327,884	246,300	167,375
Total Equity	22,468,677	17,702,639	17,345,592
Total Liabilities and Shareholders Equity	255,983,073	180,363,883	161,148,995